EXHIBIT 99.3

October 18, 2012

ZAP
501 Fourth Street
Santa Rosa, CA  95401
Attention:  Board of Directors

Re:  Resignation

Ladies and Gentlemen:

I hereby resign as a member of the Board of Directors of ZAP, effective as of October 18, 2012, after the ZAP board meeting.

Sincerely,

/s/ Patrick Sevian

Patrick Sevian